UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 13, 2014

American Greetings Corporation

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-13859	34-0065325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One American Road Cleveland, Ohio	44144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 252-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On August 13, 2014, Century Intermediate Holding Company, the sole shareholder of American Greetings Corporation (the “Company”), approved by written action an increase in the number of members on the Company’s board of directors from six (6) to seven (7) and the election of John W. Beeder as director. Mr. Beeder will serve until the next annual meeting of shareholders, or until his successor is elected, or until his earlier removal, resignation or death.

Mr. Beeder is President and Chief Operating Officer of the Company, a position he has held since 2013. Prior to becoming President and Chief Operating Officer, Mr. Beeder served as Senior Vice President, Executive Sales and Marketing Officer since 2008. Although Mr. Beeder will continue to be compensated as President and Chief Operating Officer of the Company, he will not receive any additional compensation for his service on the Board of Directors. A description of Mr. Beeder’s compensation arrangements can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2014.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The disclosure set forth above under Item 5.02, “Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers,” is hereby incorporated by reference into this Item 5.07.

[Signature page follows]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

American Greetings Corporation
(Registrant)

By:	/s/ Christopher W. Haffke
Christopher W. Haffke
Vice President, General Counsel and Secretary

Date: August 18, 2014

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